RULE 10F-3 TRANSACTIONS REPORT



DATE:           October ____, 2000

RE:     Rule 10f-3 Transactions for the Quarter Ended September 30, 2000


This report states the security, name of issuer, transaction date, underwriter from whom purchased, affiliated underwriter managing or participating in the underwriting syndicate, purchase price, quantity, total cost, date offering commenced, offering price at close of first day on which any sales were made, and brokerage commissions (if any) for Rule 10f-3 transactions executed during the quarter ended September 30, 2000.

Following the Rule 10f-3 Procedures for the [NAME OF TRUST], Villanova Mutual Fund Capital Trust has determined that the Rule 10f-3 transactions listed below were executed in accordance with the Rule 10f-3 Procedures of the [NAME OF TRUST].


THIRD QUARTER 2000 RULE 10F-3 TRANSACTIONS


1. Issuer:     Corvas International Inc.

2. Date of Purchase:  11/02/00

3. Purchased for Which Series of the Trust:  Small Company Fund

4. Adviser/Subadviser Directing Purchase:  Strong Capital Management

5. Underwriter from Whom Purchase:  Cibc World Markets

6. Name of Affiliated Underwriter1 Managing or Participating in Syndicate
(attach list of all members of syndicate):   Lazard Freres & Co. LLc

7. Aggregate Principal Amount of Purchase: 558000

8. Aggregate Principal Amount of Offering:  100000000

9. Purchase Price (net of fees and expenses):  20.00

10. First Day on Which any Sales in the Offering Were Made:   11/02/00

11. Lowest Price Paid by Each Other Purchaser of Securities in the Offering
or in any Concurrent Offering:   20.00

12. Commission, Spread or Profit: 0.72

13. Have the Following Conditions Been Satisfied:


					Yes               No

a. The securities are "municipal
securities" as defined in Section
3(a)(29) of the Securities Exchange
Act of 1934?                            ___              _x__

b. The securities are part of an
issue which is registered under
the Securities Act of 1933:             _x__              ___

c. The securities are part of an
eligible foreign offering described
in (1)(c) of the Procedures:            ___              _x__

d. The securities are part of an
eligible Rule 144A offering
described in (1)(d) of the
Procedures:                             ___              _x__

e. If the securities are not
"municipal securities", has
the issuer of the securities
been in continuous operation
for at least three years, including
the operations of any
predecessors?                           _x__              ___

f. The purchase price paid did not
exceed the price paid by each other
purchaser of securities in the
offering or in any concurrent
offering of the securities, except,
in the case of an eligible foreign
offering, for any rights to purchase
that are required by law to be granted
to existing security holders of the
issuer (or, if a rights offering, the
securities were purchased on or before
the fourth day preceding the day on
which the rights offering terminated)? _x_              ___


				       Yes              No


g.      The underwriting was a firm
commitment underwriting?               _x__              ___


h.      The commission spread or profit
was reasonable and fair in relating
to that being received by others for
underwriting similar securities during
the same period?                       _x__              ___


i.      If the securities are municipal
securities, has the issue received
an investment grade rating from an
NRSRO; provided, if the issuer or
entity supplying the revenues from
which the issue is to be paid shall
have been in existence less than
three years (including any
predecessor), has it received one of
the three highest ratings from at
least one such rating service?         _n/a__             ___


j.      The amount of such securities
purchased by all of the investment
portfolios advised by
 __Strong Capital_______________
(insert Adviser/Subadviser name),
did not (i) if an offering other than an
eligible Rule 144A Offering, exceed 25%
of the principal amount of the offering, or
(ii) if an eligible Rule 144A offering, exceed
25% of the total of the principal amount of
the offering sold to qualified institutional
buyers plus the principal amount of the
offering in any concurrent public offering?  _x_         ___


k.      No affiliated underwriter1 was a direct
or indirect participant in the sale?   ___               _x